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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2016, relating to the consolidated and combined financial statements and financial statement schedules of CyrusOne Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the allocation of certain corporate overhead costs from Cincinnati Bell Inc. for specific periods and the basis of presentation) and the effectiveness of CyrusOne Inc. and subsidiaries' internal control over financial reporting appearing in the Annual Report on Form 10-K of CyrusOne Inc. for the year ended December 31, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Dallas, Texas
May 2, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM